Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE FIRST QUARTER OF 2021

•	Pzena reports first quarter 2021 Diluted EPS of $0.24.

•	Assets under management ends the first quarter at $49.2 billion.
•	Q1 2021 revenue increases 32 percent to $45.9 million from Q1 2020.
•	Board declares a quarterly dividend of $0.03 per share.

NEW YORK, April 20, 2021 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three months ended March 31, 2021 and 2020 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended March 31,
	2021	2020
	(unaudited)
Basic Net Income	$4,187	$—
Basic Earnings per Share	$0.24	$—

Diluted Net Income	$19,731	$—
Diluted Earnings per Share	$0.24	$—

GAAP diluted net income and GAAP diluted earnings per share were $19.7 million and $0.24, respectively, for the three months ended March 31, 2021. GAAP diluted net income and GAAP diluted earnings per share were both zero for the three months ended March 31, 2020.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, no adjustments were made to GAAP earnings. Management uses the as adjusted measures to assess the strength of the underlying operations of the business. It believes the as adjusted measures provide information to further analyze the Company's operations between periods and over time. Furthermore, management targets a cash dividend payout ratio at approximately 60% to 70% of our as adjusted diluted net income, subject to growth initiatives and other funding needs. Investors should consider the as adjusted measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company, is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2021	2020	2020	2021	2020
Separately Managed Accounts
Assets
Beginning of Period	$17.3	$13.3	$16.4	$10.8	$13.8
Inflows	0.7	0.6	0.4	2.1	2.3
Outflows	(1.0)	(0.7)	(0.3)	(2.4)	(1.2)
Net Flows	(0.3)	(0.1)	0.1	(0.3)	1.1
Market Appreciation/(Depreciation)	2.7	3.7	(5.4)	8.5	(4.0)
Foreign Exchange[1]	(0.3)	0.4	(0.3)	0.4	(0.1)
End of Period	$19.4	$17.3	$10.8	$19.4	$10.8

Sub-Advised Accounts
Assets
Beginning of Period Assets	$23.3	$18.0	$22.4	$14.3	$21.0
Inflows	1.5	1.0	0.8	5.7	2.8
Outflows	(1.3)	(1.2)	(0.8)	(5.2)	(3.5)
Net Flows	0.2	(0.2)	—	0.5	(0.7)
Market Appreciation/(Depreciation)	3.6	5.2	(8.0)	11.9	(5.9)
Foreign Exchange[1]	(0.2)	0.3	(0.1)	0.2	(0.1)
End of Period	$26.9	$23.3	$14.3	$26.9	$14.3

Pzena Funds
Assets
Beginning of Period Assets	$2.7	$2.0	$2.4	$1.7	$2.3
Inflows	0.2	0.2	0.2	0.6	0.5
Outflows	(0.3)	(0.2)	(0.1)	(0.8)	(0.4)
Net Flows	(0.1)	—	0.1	(0.2)	0.1
Market Appreciation/(Depreciation)	0.4	0.6	(0.7)	1.3	(0.6)
Foreign Exchange[1]	(0.1)	0.1	(0.1)	0.1	(0.1)
End of Period	$2.9	$2.7	$1.7	$2.9	$1.7

Total
Assets
Beginning of Period	$43.3	$33.3	$41.2	$26.8	$37.1
Inflows	2.4	1.8	1.4	8.4	5.6
Outflows	(2.6)	(2.1)	(1.2)	(8.4)	(5.1)
Net Flows	(0.2)	(0.3)	0.2	—	0.5
Market Appreciation/(Depreciation)	6.7	9.5	(14.1)	21.7	(10.5)
Foreign Exchange[1]	(0.6)	0.8	(0.5)	0.7	(0.3)
End of Period	$49.2	$43.3	$26.8	$49.2	$26.8

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Separately Managed Accounts	$24,547	$20,834	$18,696
Sub-Advised Accounts	16,628	13,863	12,709
Pzena Funds	4,696	5,164	3,274
Total	$45,871	$39,861	$34,679

Revenue was approximately $45.9 million for the first quarter of 2021, an increase of 15.1% from $39.9 million for the fourth quarter of 2020, and an increase of 32.3% from $34.7 million for the first quarter of 2020.

There were no performance fees recognized in the first quarter of 2021, compared to $1.1 million of performance fees recognized during the fourth quarter of 2020. There were no performance fees recognized in the first quarter of 2020.

Average assets under management for the first quarter of 2021 were $45.4 billion, increasing 20.4% from $37.7 billion for the fourth quarter of 2020, and increasing 28.2% from $35.4 billion for the first quarter of 2020.  The increase from the fourth quarter of 2020 and the first quarter of 2020, primarily reflects market appreciation during the first quarter of 2021.

The weighted average fee rate was 0.404% for the first quarter of 2021, decreasing from 0.423% for the fourth quarter of 2020, and increasing from 0.391% for the first quarter of 2020.

The weighted average fee rate for separately managed accounts was 0.545% for the first quarter of 2021, decreasing from 0.557% for the fourth quarter of 2020 and increasing from 0.526% for the first quarter of 2020. The decrease from the fourth quarter of 2020 primarily reflects the shift of assets to certain strategies that typically carry lower fee rates. The increase from the first quarter of 2020 primarily reflects the addition of assets to certain strategies that typically carry higher fee rates.

The weighted average fee rate for sub-advised accounts was 0.270% for the first quarter of 2021, 0.272% for the fourth quarter of 2020, and 0.266% for the first quarter of 2020. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the each of the first quarter of 2021, fourth quarter of 2020, and first quarter of 2020, the Company recognized a $1.0 million reduction in base fees related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.681% for the first quarter of 2021, decreasing from 0.893% for the fourth quarter of 2020, and increasing from 0.625% for the first quarter of 2020. The decrease from the fourth quarter of 2020 primarily reflects performance fees recognized in the fourth quarter of 2020. The increase from the first quarter of 2020 primarily reflects the shift of assets to certain strategies that typically carry higher fee rates.

Total operating expenses were $22.8 million for the first quarter of 2021, increasing from $21.6 million for the fourth quarter of 2020 and decreasing from $23.6 million for the first quarter of 2020. The increase in operating expenses from the fourth quarter of 2020 primarily reflects compensation expenses recognized in the first quarter associated with tax payments and the Company's employee profit sharing and savings plan, which generally do not recur during the year. The decrease in general and administrative expenses from the first quarter of 2020 primarily reflects a decrease in travel and entertainment and professional fees.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Compensation and Benefits Expense	$19,135	$17,961	$19,140
General and Administrative Expense	3,696	3,679	4,422
Operating Expenses	$22,831	$21,640	$23,562

As of March 31, 2021, employee headcount was 124, increasing from 121 at December 31, 2020, and from 120 at March 31, 2020.

The operating margin was 50.2% for the first quarter of 2021, compared to 45.7% for the fourth quarter of 2020, and 32.1% for the first quarter of 2020. The increase in operating margin from the fourth quarter of 2020 and first quarter of 2020 is primarily driven by the increase in revenue.

Other income/ (expense) was income of approximately $4.4 million for the first quarter of 2021, $6.1 million for the fourth quarter of 2020, and expense of $9.4 million for the first quarter of 2020.

Other income/ (expense) primarily reflects the fluctuations in the gains/ losses and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net Interest and Dividend Income	$197	$206	$240
Gains/ (Losses) and Other Investment Income	4,100	5,867	(9,510)
Other Income/ (Expense)	58	59	(86)
GAAP Other Income/ (Expense)	4,355	6,132	(9,356)
Outside Interests of Investment Partnerships[1]	(194)	(240)	314
As Adjusted Other Income/ (Expense), Net of Outside Interests	$4,161	$5,892	$(9,042)

[1]	Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $2.4 million for the first quarter of 2021, $2.0 million for the fourth quarter of 2020 and $1.0 million for the first quarter of 2020. The increase from the fourth quarter of 2020 and the first quarter of 2020 is due to an increase in pretax income.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Corporate Income Tax Expense	$1,500	$1,300	$371
Unincorporated and Other Business Tax Expense	866	707	621
Income Tax Expense	$2,366	$2,007	$992

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Operating Company Allocation	$20,648	$18,094	$1,083
Outside Interests of Investment Partnerships[1]	194	240	(314)
GAAP Net Income Attributable to Non-Controlling Interests	$20,842	$18,334	$769

[1]	Represents the non-controlling interest allocation of the income/ (loss) of the Company's consolidated investment partnerships to its external investors.

On April 20, 2021, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:April 30, 2021

Payment Date:May 21, 2021

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.34 per share of its Class A common stock.

First Quarter 2021 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, April 21, 2021.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through May 5, 2021, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 10, 2021 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and Cash Equivalents	$29,650	$65,534
Restricted Cash	1,054	1,050
Due from Broker	268	87
Advisory Fees Receivable	40,798	36,524
Investments	41,419	34,104
Prepaid Expenses and Other Assets	6,063	5,603
Right-of-use Assets	10,989	11,578
Deferred Tax Asset	27,825	29,831
Property and Equipment, Net of Accumulated
Depreciation of $6,203 and $5,980, respectively	4,092	4,376
TOTAL ASSETS	$162,158	$188,687

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$19,111	$36,317
Due to Broker	—	56
Securities Sold Short	743	714
Liability to Selling and Converting Shareholders	25,701	25,701
Lease Liabilities	11,304	11,905
Deferred Compensation Liability	1,644	5,039
TOTAL LIABILITIES	58,503	79,732

Equity:
Total Pzena Investment Management, Inc.'s Equity	30,835	31,106
Non-Controlling Interests	72,820	77,849
TOTAL EQUITY	103,655	108,955
TOTAL LIABILITIES AND EQUITY	$162,158	$188,687

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended
	March 31,
	2021	2020
REVENUE	$45,871	$34,679

EXPENSES
Compensation and Benefits Expense	19,135	19,140
General and Administrative Expense	3,696	4,422
TOTAL OPERATING EXPENSES	22,831	23,562
Operating Income	23,040	11,117

Other Income	4,355	(9,356)

Income Before Taxes	27,395	1,761

Income Tax Expense	2,366	992
Consolidated Net Income	25,029	769

Less: Net Income Attributable to Non-Controlling Interests	20,842	769

Net Income Attributable to Pzena Investment Management, Inc.	$4,187	$—

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$4,187	$—
Basic Earnings per Share	$0.24	$—
Basic Weighted Average Shares Outstanding	17,240,412	17,790,184

Net Income for Diluted Earnings per Share	$19,731	$—
Diluted Earnings per Share	$0.24	$—
Diluted Weighted Average Shares Outstanding	83,451,997	79,583,147